Calamos Asset Management, Inc. 1111 E. Warrenville Road Naperville, Illinois 60563-1463 800.582.6959 www.calamos.com

FOR IMMEDIATE RELEASE	News Release

Contact:
Maryellen Thielen	Note: CLMS analyst call today at
630-955-4830	5 p.m. EST at www.calamos.com

Calamos Asset Management, Inc. First Quarter 2005 Results
Fueled by Continued Asset Growth

•	Assets under management increased 32 percent to $38.2 billion at March 31, 2005 versus March 31, 2004

•	Diluted earnings per share were 28 cents for the first quarter of 2005, double the pro forma diluted EPS of 14 cents per share reported for the first quarter of 2004

•	Net income was $6.4 million for the 2005 quarter

•	First quarter 2005 net purchases remained strong at $2.0 billion

•	The board declared a regular quarterly dividend of 7 cents per share

     NAPERVILLE, Ill., April 26, 2005 – Calamos Asset Management, Inc. (Nasdaq: CLMS) reported strong results for the first quarter of 2005, fueled by continued asset growth. The company had $38.2 billion in assets under management at March 31, 2005, a 32 percent increase from $29.0 billion at March 31, 2004.

     First quarter 2005 revenues were $97.3 million, up 53 percent from pro forma revenues of $63.6 million for the first quarter of 2004. Management believes that pro forma results provide a more meaningful basis for period-to-period comparisons of the company’s results. These pro forma results give effect to the company’s 2004 reorganization, including its initial public offering (IPO), as if it had occurred at the beginning of 2004.1, 2, 3

     Operating income more than doubled to $49.0 million for the first quarter of 2005, versus pro forma operating income of $24.0 million for the year-earlier period. Operating margin was 50.3 percent for the first quarter of 2005, compared with pro forma operating margin of 37.8 percent for the same period a year before. The company reported first quarter 2005 net income of $6.4 million. Diluted earnings per share doubled to 28 cents per share for the first quarter of 2005, compared with pro forma diluted earnings per share of 14 cents for the first quarter of 2004.

     In other action, the board of directors declared a regular quarterly dividend of 7 cents per share, payable on May 25, 2005 to shareholders of record on May 10, 2005.

     “We continue to diversify our strategies,” said John P. Calamos, Sr., chairman and chief executive officer. “Most recently, we launched the Calamos International Growth Fund to apply our research-intensive Calamos growth strategy to global investing. We see significant opportunities outside the United States, both for investment ideas and distribution expansion.

-more-

CALAMOS ASSET MANAGEMENT, INC.

We’re also working this year to grow our institutional client business, where we have longstanding relationships and roots.”

          Other highlights of the first quarter of 2005:

•	At March 31, 2005, the company had $27.3 billion in mutual funds and $10.9 billion in separate accounts, for a total of $38.2 billion in assets under management. Assets rose 32 percent year-over-year, benefiting from continued strong growth in net purchases.

•	During the first quarter of 2005, mutual fund net purchases were $1.6 billion and separate account net purchases were $403 million.

•	Average assets under management were $38.0 billion for the first quarter of 2005, up 46 percent from $26.1 billion for the first quarter of 2004.

          Management will review the first quarter 2005 financial and operating results at 5 p.m. EST on Tuesday, April 26. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-299-0433 (617-801-9712 outside the U.S.) and entering passcode 39967304. Management’s presentation and a replay of the call will be available until the end of the day on May 3, 2005 by clicking on the Investor Relations tab at www.calamos.com. Until the end of the day on May 3, 2005, an audio replay will be available by dialing 888-286-8010 (617-801-6888 outside the U.S.) and entering passcode 55653427.

          Calamos Asset Management, Inc. (Nasdaq: CLMS) provides investment advisory services through its subsidiaries to institutions and individuals seeking superior risk-adjusted returns over the long term. With roots dating back to 1977, the company applies its proprietary investment process across an expanding range of investment strategies within the equity, global/international, balanced, high yield, convertible and alternative investment classes. For more information, visit www.calamos.com.

          From time to time, information or statements provided by Calamos Asset Management, Inc., including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations and competitive environment, and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, unavailability of third-party retail distribution channels, our ownership structure, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” and, where applicable, “Business Risks” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

          Investors should consider the investment objective and policies, risk considerations, charges and expenses of the Calamos International Growth Fund carefully before investing. The prospectus contains this and other information relevant to an investment in the Calamos International Growth Fund. For a prospectus, please contact your securities representative or Calamos Financial Services LLC, the Fund’s distributor, 1111 E. Warrenville Road, Naperville, Illinois 60563, (800) 582-6959. Please read the prospectus carefully before you invest or send money.

-more-

CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statement of Income
(in thousands, except per share data)

	Three
	Months		Three Months Ended March 31,
	Ended March				Pro Forma		2004 as
	31, 2005		2004		Adjustments		Adjusted
Revenues:
Investment management fees	$65,840		$41,252		$—		$41,252
Distribution and underwriting fees	30,625		22,048		—		22,048
Other	856		360		(79	)(3)	281

Total revenues	97,321		63,660		(79)		63,581
Expenses:
Employee compensation and benefits	14,921		10,778		(66	)(3)	10,712
Distribution and underwriting expense	17,671		10,290		—		10,290
Amortization of deferred sales commissions	7,876		6,633		—		6,633
Marketing and sales promotion	3,468		9,105		—		9,105
General and administrative	4,396		2,751		60	(3)	2,811

Total expenses	48,332		39,557		(6)		39,551

Operating income	48,989		24,103		(73)		24,030
Total other income (expense), net	(2,836	)(7)	(13)		72	(3)	59

Income before minority interest and income taxes	46,153		24,090		(1)		24,089
Minority interest	35,535		—		18,549	(1)	18,549

Income before income taxes	10,618		24,090		(18,550)		5,540
Income taxes	4,247		358		1,852	(2)	2,210

Net income	$6,371		$23,732		$(20,402)		$3,330

Earnings per share, basic	$0.28		$0.25				$0.14

Weighted average shares outstanding, basic	23,000,100		96,800,000	(5)			23,000,100	(4)

Calculation of earnings per share, diluted, assuming exchange of membership units(6):
Income before minority interest and income taxes	46,153						24,089
Impact of income taxes	18,461						9,609

Earnings available to common shareholders	27,692						14,480

Earnings per share, diluted	$0.28		$0.25				$0.14

Weighted average shares outstanding, diluted(6)	100,598,485		96,800,000				100,000,100

-more-

CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended March 31,		Change
	2005	2004	Amount	Percent

Mutual Funds
Beginning assets under management	$26,951	$14,650	$12,301	84%
Net purchases	1,551	4,009	(2,458)	61%
Market appreciation (depreciation)	(1,136)	661	(1,797)	272%

Ending assets under management	27,366	19,320	8,046	42%

Average assets under management	27,157	16,616	10,541	63%

Separate Accounts
Beginning assets under management	11,024	9,189	1,835	20%
Net purchases	403	110	293	266%
Market appreciation (depreciation)	(547)	354	(901)	255%

Ending assets under management	10,880	9,653	1,227	13%

Average assets under management	10,891	9,439	1,452	15%

Total Assets Under Management
Beginning assets under management	37,975	23,839	14,136	59%
Net purchases	1,954	4,119	(2,165)	53%
Market appreciation (depreciation)	(1,683)	1,015	(2,698)	266%

Ending assets under management	38,246	28,973	9,273	32%

Average assets under management	$38,048	$26,055	$11,993	46%

	At March 31,		Change
	2005	2004	Amount	Percent

Mutual Funds
Open-end funds	$21,482	$14,764	$6,718	46%
Closed-end funds	5,884	4,556	1,328	29%

Total mutual funds	27,366	19,320	8,046	42%

Separate Accounts
Institutional accounts	3,347	2,847	500	18%
Managed accounts	6,911	6,475	436	7%
Private client accounts	549	313	236	75%
Alternative investments	73	18	55	306%

Total separate accounts	10,880	9,653	1,227	13%

Ending assets under management	$38,246	$28,973	$9,273	32%

	At March 31,		Change
Assets by Strategy	2005	2004	Amount	Percent

Equity	$18,177	$10,129	$8,048	79%
Balanced	10,269	8,049	2,220	28%
Convertible	6,510	7,300	(790)	11%
High Yield	2,766	2,756	10	0%
Alternative	524	739	(215)	29%

Ending assets under management	$38,246	$28,973	$9,273	32%

-more-

CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Notes to Unaudited Consolidated Condensed Statement of Income

The unaudited consolidated condensed pro forma statement of income for Calamos Asset Management, Inc. for the three months ended March 31, 2004 gives effect to the reorganization described in the company’s Registration Statement on Form S-1 (File No. 333-117847) filed with the U.S. Securities and Exchange Commission (SEC). The reorganization includes (1) the Real Estate Distribution, whereby Calamos Family Partners, Inc. (formerly known as Calamos Holdings Inc.), distributed its interest in all of its owned real estate assets to its stockholders, who contributed those assets to a new limited liability company; (2) the Formation Transaction, whereby on October 15, 2004, Calamos Family Partners, Inc. contributed all of its assets and liabilities, including, among other things, all equity interests in its wholly owned subsidiaries, to Calamos Holdings LLC in exchange for 96,800,000 of the membership units of Calamos Holdings LLC; and (3) the consummation of the company’s IPO and use of the net proceeds to acquire membership units in Calamos Holdings LLC. The pro forma statement gives effect to the reorganization as if it had occurred at the beginning of the period. The most significant pro forma adjustments relate to the minority interest of Calamos Family Partners, Inc. and to income taxes, as Calamos Family Partners, Inc. historically operated as an S corporation. Management believes that pro forma results provide a more meaningful basis for period-to-period comparisons of the company’s results. For more information, see the company’s Registration Statement on Form S-1 and its Annual Report on Form 10-K filed with the SEC.

On Nov. 2, 2004, the company became the sole manager of Calamos Holdings LLC and is now conducting the business previously conducted by Calamos Family Partners, Inc. Accordingly, first quarter 2004 results reflect the results of operations for Calamos Family Partners, Inc. and its subsidiaries. First quarter 2005 results reflect the results of operations for Calamos Asset Management, Inc.

(1)	Represents an adjustment to increase Calamos Asset Management, Inc.’s minority interest allocation to 77.0 percent. Minority interest was determined by multiplying the income before minority interest and taxes by Calamos Family Partners, Inc.’s and John P. Calamos, Sr.’s 77.0 percent aggregate ownership. The minority interest adjustment is presented based on the income for the periods presented.

(2)	Reflects the impact of federal and state income taxes on the income allocated from Calamos Holdings LLC to Calamos Asset Management, Inc. Historically, Calamos Family Partners, Inc. operated as an S corporation and was not subject to U.S. federal and certain state income taxes, but was subject to Illinois replacement taxes. The amount of pro forma adjustment was determined by eliminating the Illinois replacement tax and applying the combined projected federal corporate income tax rate and applicable state tax rates to income before income taxes.

(3)	Represents the adjustment related to the Real Estate Distribution based on actual amounts recorded during the periods presented.

(4)	Reflects 23,000,000 shares of Class A common stock, which represents 23.0 percent of the outstanding shares after the offering. In addition to shares of Class A common stock, there are 100 shares of Class B common stock outstanding.

(5)	Represents the contribution by Calamos Family Partners of all its assets and liabilities in exchange for 96,800,000 membership units of Calamos Holdings LLC.

(6)	Diluted shares outstanding for each period presented represent the weighted average Class A common stock after giving effect to the offering as of the beginning of 2004. The diluted shares outstanding are calculated: (a) including the effect of outstanding restricted stock unit and option awards and (b) assuming Calamos Family Partners, Inc. and John P. Calamos, Sr. exchanged all of their membership units in Calamos Holdings LLC for, and converted all outstanding shares of our Class B common stock into, shares of our Class A common stock, in each case on a one-for-one basis. In calculating diluted earnings per share, the 2004 effective tax rate of 39.89 percent was applied to income before minority interest and income taxes.

(7)	Includes $2.9 million of investment losses and $2.0 million of interest expense, partially offset by $2.1 million of minority interest related to the consolidation of the Calamos Equity Opportunities Fund L.P. for the period ended March 31, 2005.

# # #